Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uber Technologies, Inc. of our report dated March 1, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Uber Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

PricewaterhouseCoopers LLP

San Francisco, California

November 9, 2021

PricewaterhouseCoopers LLP, 405 Howard Street, Suite 600, San Francisco, CA 94105

T: (415) 498 5000, www.pwc.com/us